As filed with the Securities and Exchange Commission on March 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2209244
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6931 Arlington Road, Suite 460 Bethesda, Maryland (Address of Principal Executive Offices)	20814 (Zip Code)

Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan

(Full Title of the Plan)

Mark A. Shaffer
Chief Legal Officer and Corporate Secretary
Liquidity Services, Inc.
6931 Arlington Road, Suite 460

Bethesda, Maryland 20814
(Name and Address of Agent For Service)

(202) 467-6868

(Telephone number, including area code, of agent for service)

With copy to:

Michele L. Connell, Esq.
Squire Patton Boggs (US) LLP

4900 Key Tower

127 Public Square

Cleveland, Ohio 44114

(216) 479-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is filed by Liquidity Services, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 2,925,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), issuable under the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as amended and restated on each of February 26, 2015, February 23, 2017, February 20, 2020, February 24, 2022, February 29, 2024, and February 26, 2026, which Common Stock is in addition to the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 3, 2006 (Commission File No. 333-132192) (the “2006 Registration Statement”), the 5,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on May 6, 2009 (Commission File No. 333-159004) (the “2009 Registration Statement”), the 3,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on March 6, 2015 (Commission File No. 333-202548) (the “2015 Registration Statement”), the 3,300,000 shares of Common Stock registered on the Company’s Form S-8 filed on February 24, 2017 (Commission File No. 333-216242) (the “2017 Registration Statement”), the 2,800,000 shares of Common Stock registered on the Company’s Form S-8 on February 21, 2020 (Commission File No. 333-236547) (the “2020 Registration Statement”), the 1,200,000 shares of Common Stock registered on the Company’s Form S-8 on February 25, 2022 (Commission File No. 333-263036) (the “2022 Registration Statement”), and the 2,500,000 shares of Common Stock registered on the Company’s Form S-8 on March 13, 2024 (Commission File No. 333-277874) (the “2024 Registration Statement” and together with the 2006 Registration Statement, the 2009 Registration Statement, the 2015 Registration Statement, the 2017 Registration Statement, the 2020 Registration Statement and the 2022 Registration Statement, the “Prior Registration Statements”).

At the Annual Meeting of Stockholders of the Company held on February 26, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 2,925,000 to a total of 25,725,000 shares. This amendment is described in the Company’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on January 16, 2026.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (the "2025 Form 10-K");

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025;

(c) the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 16, 2026 (solely to the extent incorporated by reference into the 2025 Form 10-K);

(d) the Registrant’s Current Reports on Form 8-K, filed on February 9, 2026 and February 26, 2026; and

(e) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 21, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Registrant. Mr. Shaffer is a full-time employee of the Registrant and is eligible to participate in the Registrant’s employee benefit plans and compensation arrangements, including equity compensation arrangements. As of March 13, 2026, Mr. Shaffer beneficially owns 68,666 shares of the Registrant's common stock and holds certain equity awards issued by the Registrant (i.e., 60,320 restricted stock units and 81,510 stock options).

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1

Fourth Amended and Restated Certificate of Incorporation (the “Fourth A&R Certificate”), incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.2	Certificate of Amendment of the Fourth A&R Certificate, incorporated herein by reference to Appendix A to the Company’s Schedule 14A, filed with the SEC on January 24, 2023.

4.3	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed with the SEC on August 5, 2022.

5.1*	Opinion of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Mark A. Shaffer, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2026 Amendment to the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 16, 2026.

99.2

Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan, as amended, incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 16, 2026.

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 13th day of March, 2026.

Liquidity Services, Inc.

By:	/s/ WILLIAM P. ANGRICK
William P. Angrick, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Angrick, III and Mark A. Shaffer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 13, 2026.

Signature	Title

/s/ WILLIAM P. ANGRICK
William P. Angrick, III	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ JORGE A. CELAYA
Jorge A. Celaya	Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Katharin s. Dyer	Director
Katharin S. Dyer

/s/ THIERNO A. FALL	Director
Thierno A. Fall

/s/ PAUL J. HENNESSY	Director
Paul J. Hennessy

/s/ BEATRIZ V. INFANTE	Director
Beatriz V. Infante

/s/ EDWARD J. KOLODZIESKI	Director
Edward J. Kolodzieski

/s/ JAIME MATEUS-TIQUE	Director
Jaime Mateus-Tique